Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam ETF Trust of our report dated December 18, 2025, relating to the financial statements and financial highlights, which appears in Putnam Short Duration Bond Fund’s Annual Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “FINANCIAL STATEMENTS”, “Other Service Providers”, and “AGREEMENT” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 1, 2026